As filed with the Securities and Exchange Commission on April 5, 2000

                                             Registration No.333-

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           _______________________

                                  FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           _______________________

                            Pier 1 Imports, Inc.
           (Exact name of registrant as specified in its charter)

              Delaware                                        75-1729843
   (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                        Identification No.)

                       301 Commerce Street, Suite 600
                              Fort Worth, Texas                  76102
                  (Address of Principal Executive Offices)    (Zip Code)


                  PIER 1 IMPORTS, INC. STOCK PURCHASE PLAN
                          (Full Title of the Plan)

                             J. Rodney Lawrence
                      Senior Vice President & Secretary
                            Pier 1 Imports, Inc.
                             301 Commerce Street
                          Fort Worth, Texas  76102
                   (Name and Address of Agent for Service)

                               (817) 252-8000
        (Telephone Number, Including Area Code, of Agent for Service)


                       CALCULATION OF REGISTRATION FEE

                                     Proposed        Proposed
 Title of Each Class   Amount        Maximum         Maximum       Amount of
  of Securities To     To Be      Offering Price    Aggregate    Registration
    Be Registered   Registered(1)  Per Share(2)  Offering Price(2)   Fee(2)
-----------------------------------------------------------------------------
Common Stock,
$1.00 par value       1,000,000       $9.00        $9,000,000      $2,376.00
-----------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2) Pursuant to Rule 457(c), the offering price and registration fee are computed on the average of the high and low prices of the Registrant's Common Stock, as reported on the New York Stock Exchange on March 29, 2000.

     This Registration Statement registers additional securities to be issued under the Pier 1 Imports, Inc. Stock Purchase Plan. The contents of the earlier registration statements, Nos. 33-61475, 33-50278 and 33-38530, are incorporated herein by reference.

     The following exhibits are filed as part of this Registration Statement:

     Exhibit        Description

     23        Consent of Ernst & Young LLP.

     24 Power of Attorney (included on the signature page of this registration statement).

                                   EXPERTS

     The consolidated financial statements and financial statement schedule of the Company, appearing or incorporated by reference in the Company's Annual Report (Form 10-K) for the fiscal year ended February 27, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included or incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance on such reports given on the authority of such firm as experts in accounting and auditing.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on April 5, 2000.

                                             PIER 1 IMPORTS, INC.

                                             By   /s/ MARVIN J. GIROUARD
                                                   Marvin J. Girouard
                                                  Chairman of the Board




                              POWER OF ATTORNEY

     We, the undersigned directors and officers of PIER 1 IMPORTS, INC., hereby appoint J. RODNEY LAWRENCE and CHARLES H. TURNER, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities indicated below, which said attorneys and agents, or each of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including, without limitation, power and authority to sign for us, or any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on April 5, 2000, in the capacities indicated.

          Signature                Title or Capacity

/s/  MARVIN J. GIROUARD            Chairman of the Board, President and
     Marvin J. Girouard              Chief Executive Officer

/s/  CHARLES H. TURNER             Senior Vice President, Chief Financial
     Charles H. Turner               Officer and Treasurer

/s/  SUSAN E. BARLEY               Principal Accounting Officer
     Susan E. Barley

/s/  JAMES M. HOAK                 Director
     James M. Hoak

/s/  SALLY F. MCKENZIE             Director
     Sally F. McKenzie

/s/  TOM M. THOMAS                 Director
     Tom M. Thomas

/s/  JOHN H. BURGOYNE              Director
     John H. Burgoyne

/s/  MICHAEL R. FERRARI            Director
     Michael R. Ferrari

                                EXHIBIT INDEX


Exhibit             Description

23        --   Consent of Ernst & Young LLP